UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2017

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4410 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2017, ULURU Inc. (the "Company") entered into Lease Agreement (the "Lease Agreement") pursuant to which the Company agreed to lease 2,452 square feet of office space in Addison, Texas near, and in lieu of, its previous office. Rent under the Lease Agreement is $1,982 per month, plus pro rata share of operating expenses (estimated at $709 per month).  The Lease Agreement is for a two-year term expiring on December 31, 2019.

The foregoing summary of the principal terms of the Lease Agreement is not complete and is qualified in its entirety by the actual terms and conditions of that agreement, a copy of which is being filed herewith.

Item 1.02	Termination of Material Definitive Agreement

On December 15, 2017, the Company entered into a Termination of Lease and Release Agreement (the "Termination") with its then existing landlord terminating the Lease dated January 31, 2006, as amended on February 22, 2013 and March 17, 2015.  The Termination was coordinated with the new Lease Agreement described in Item 1.01 and involved no early termination penalties or other payments, other the payment of prorated rent for December 2017 by the Company and the partial return and partial rollover of a security deposit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Lease Agreement dated December 15, 2017 with Addison Park, Ltd. / Gibby Addison Park, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: December 20, 2017	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer